UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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AVISTA CORPORATION

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HYDRO ONE

WELCOME TO THE FAMILY

HYDRO ONE AT A GLANCE 1.3 MILLION RESIDENTIAL AND BUSINESS CUSTOMERS AND 300 INDUSTRIAL CUSTOMERS ACROSS ONTARIO 18,600 M OF HIGH-VOLTAGE TRANSMISSION LINES 397,000 M2 SERVICE TERRITORY 306 TRANSMISSION STATIONS AND MORE THAN 1000 DISTRIBUTION STATIONS MORE THAN 5,500 EMPLOYEES 76,400 M OF LOCAL DISTRIBUTION LINES

THE HYDRO ONE CULTURE SAFETY PUTTING OUR CUSTOMERS FIRST Good to Great! RELIABLE AND EFFICIENT

WHY AVISTA?

KEY HIGHLIGHTS IDENTITY Avista will preserve its identity, culture and the way it does business PHILANTHROPIC CONTRIBUTIONS A robust giving program lead by a strong leadership team EMPLOYEES Growth opportunities as an international company Information sharing

FIND EFFICIENCIES TOGETHER, WE WILL PROVIDE EXCEPTIONAL CUSTOMER SERVICE INVEST IN INNOVATION CONTINUE TO DELIVER SAFE AND RELIABLE POWER

QUESTIONS?